                                                                     EXHIBIT 5.1




                                January 18, 2002




i-STAT Corporation
104 Windsor Center Drive
East Windsor, NJ  08520

     Re:          i-STAT Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for i-STAT Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing today with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), relating to 5,350,750 shares (the "Shares") of common stock, par value $.15 per share of the Company which may be offered from time to time by the persons named in the Registration Statement as the selling stockholders. You have requested that we furnish our opinion as to the matters set forth below.

                  For purposes of rendering this opinion, we have examined the Restated Certificate of Incorporation of the Company, as amended, including the Certificate of Designation of Series D Preferred Stock of the Company (the "Certificate of Designation"), the Bylaws of the Company, the warrants to purchase shares of the Company's common stock described in the Registration Statement (the "Warrants"), originals, or copies certified or otherwise identified to our satisfaction, of records of corporate proceedings of the Company as made available to us by the Company, certificates of public officials and of representatives of the Company, and such other documents and records as we deemed necessary. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon our examination as aforesaid, and upon our examination of such questions of law as we deemed relevant under the circumstances, we are of the opinion that the Shares, when issued by the Company in accordance with the terms of the Certificate of

January 18, 2002
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Designation and the Warrants, as the case may be, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement and to the reference to us contained in the prospectus which forms part of the Registration Statement under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated by the Commission thereunder.

                                        Very truly yours,


                                        PAUL, HASTINGS, JANOFSKY & WALKER LLP